UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 21, 2023
(Date of earliest event reported: February 21, 2023)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc. Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662955
33-59650	Revlon Consumer Products Corporation Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662953

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REVRQ	*
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

* Revlon, Inc.’s Class A Common Stock began trading exclusively on the over-the-counter market on October 21, 2022 under the symbol REVRQ.

Emerging Growth Company
Revlon, Inc.	☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 15, 2022, Revlon, Inc. (“Revlon”) and certain subsidiaries, including Revlon Consumer Products Corporation (“Products Corporation” and together with Revlon, the “Company”) (the Chapter 11 filing entities collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) are being administered under the caption In re Revlon, Inc., et al. (Case No. 22-10760 (DSJ)). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Also, as previously disclosed, on December 19, 2022, Revlon, Products Corporation, and certain of Revlon’s other direct and indirect subsidiaries (the “Company Parties”) entered into a Restructuring Support Agreement (the “Original RSA”) with certain of the Company’s prepetition lenders under the previously disclosed 2020 BrandCo Credit Agreement and the Official Committee of Unsecured Creditors in the Debtors’ Chapter 11 Cases (together, the “Original Consenting Creditor Parties”) regarding restructuring transactions (such transactions, collectively, the “Restructuring”) pursuant to a Chapter 11 plan of reorganization on the terms and conditions set forth in the RSA.

Also, as previously disclosed, on December 23, 2022, the Debtors filed the Joint Plan of Reorganization of Revlon, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1253] (the “Original Plan”).

Also, as previously disclosed, on January 17, 2023, the Debtors entered into an agreement (the “Original Backstop Commitment Agreement”) with certain of the Consenting BrandCo Lenders under the RSA (the “Original Equity Commitment Parties”), pursuant to which each of the Original Equity Commitment Parties thereunder had agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the Aggregate Rights Offering Amount (as defined in the Original Backstop Commitment Agreement).

Also, as previously disclosed, on January 17, 2023, as contemplated by the Restructuring Support Agreement, the Debtors entered into the Debt Commitment Letter with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties committed to fund up to $200 million in net cash proceeds to the Debtors in connection with a new senior secured first lien term loan facility (the “Incremental New Money Facility”) upon emergence from Chapter 11. As consideration for entering into the Debt Commitment Letter, the Debt Commitment Parties will receive a premium of 3.00% on their $200 million funding commitment payable in-kind in the form of additional loans added under the Incremental New Money Facility (the “Debt Commitment Premium”).  If the Debt Commitment Letter is terminated, then under certain conditions set forth in the Debt Commitment Letter, the Debt Commitment Parties are entitled to receive a termination premium of $6 million (3.00% of the $200 million commitment amount) in lieu of the Debt Commitment Premium.

Amended and Restated Restructuring Support Agreement

On February 21, 2023, the Company Parties entered into the Amended and Restated Restructuring Support Agreement (the “Amended RSA”) with the Original Consenting Creditor Parties and certain of the Company’s prepetition lenders under the previously disclosed 2016 Credit Agreement (as defined herein) (together with the Original Consenting Creditor Parties, the “Consenting Creditor Parties,” and together with the Original Consenting Creditor Parties and the Company Parties, the “RSA Parties”).  Capitalized terms not otherwise defined in this “Amended and Restated Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the Amended RSA which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Amended RSA, the Consenting Creditor Parties have agreed, subject to certain terms and conditions, to support the First Amended Joint Plan of Reorganization attached to, and incorporated into, the Amended RSA (the “Amended Plan”).  Certain holders of Claims will receive different treatment under the Amended Plan as compared to the Original Plan, as follows:

●
OpCo Term Loan Claims. Each holder of OpCo Term Loan Claims (2016 Term Loan Claims and 2020 Term B-3 Loan Claims against the OpCo Debtors) shall receive (a) its pro rata share of cash in the amount of $56 million or (b) if such holder makes or is deemed to make the Class 4 Equity Election, such holder’s pro rata share of 18% of (i) the New Common Stock issued on the effective date of the Amended Plan (the “Effective Date”), subject to dilution by any New Common Stock issued in connection with the Equity Rights Offering (as defined below), including, for the avoidance of doubt, any New Common Stock issued pursuant to the Backstop Commitment Agreement, in connection with any MIP Awards (as defined in the Amended Plan), and/or upon the exercise of the New Warrants (as defined in the Amended Plan), and (ii) the Equity Subscription Rights; provided that holders of no more than $334 million of OpCo Term Loan Claims are permitted to elect to receive cash;

●
2020 Term B-1 Loan Claims. Each holder of 2020 Term B-1 Loan Claims shall receive, either (a) a principal amount of Take-Back Term Loans equal to such holder’s Allowed 2020 Term B-1 Loan Claim or (b) an amount of cash equal to the principal amount of Take-Back Term Loans that otherwise would have been distributable to such holder under clause (a);

●
2020 Term B-2 Loan Claims. Each holder of 2020 Term B-2 Loan Claims shall receive its pro rata share of 82% of (a) the New Common Stock issued on the Effective Date, subject to dilution by any New Common Stock issued in connection with the Equity Rights Offering, including, for the avoidance of doubt, any New Common Stock issued pursuant to the Backstop Commitment Agreement, in connection with any MIP Awards, and/or upon the exercise of the New Warrants, and (b) the Equity Subscription Rights; and

●
Other Claims.  Except as indicated above, there have been no changes to the treatment of other Claims under the Original Plan, including BrandCo Third Lien Guaranty Claims, Unsecured Notes Claims, General Unsecured Claims, Qualified Pension Claims, or Interests in Revlon.

As previously disclosed, the Company Parties will conduct an Equity Rights Offering available to eligible holders of certain claims.  Under the Amended Plan, the Equity Rights Offering will be available to holders of OpCo Term Loan Claims and 2020 Term B-2 Loan Claims to raise up to $670 million in cash from the offer and sale of New Common Stock. The New Common Stock issued in the Equity Rights Offering will dilute the New Common Stock distributed to holders of OpCo Term Loan Claims and 2020 Term B-2 Loan Claims on account of such Claims. The Equity Rights Offering will be fully backstopped by the Equity Commitment Parties (as defined below), and a portion of the Equity Rights Offering will be reserved for the Equity Commitment Parties.

Pursuant to the Amended RSA and Amended Plan, the Company Parties will not pursue an Acceptable Alternative Transaction in the form of a sale of the Company’s assets.

The Amended RSA provides that the Debtors shall achieve certain future milestones (unless extended or waived in writing), including:

●	No later than February 21, 2023, the Debtors shall file with the Bankruptcy Court: (i) the Amended Plan; and (ii) an amended Disclosure Statement reflecting the Amended Plan;

●	No later than February 22, 2023, the Bankruptcy Court shall have entered an order approving (i) the amended Disclosure Statement and (ii) the amended Backstop Motion;

●	No later than February 28, 2023, the Debtors shall have commenced the solicitation of votes to accept or reject the Amended Plan;

●	No later than April 4, 2023, the Bankruptcy Court shall have entered an order confirming the Amended Plan; and

●	No later than April 18, 2023, the effective date of the Amended Plan shall have occurred.

The commitments of the RSA Parties under the Amended RSA are substantially identical to the obligations under the Original RSA, as previously disclosed.  Each of the RSA Parties may terminate the Amended RSA (and thereby their support for the associated plan of reorganization) under certain circumstances, substantially consistent with the Original RSA.

The foregoing description of the Amended RSA is a summary only and is qualified in its entirety by reference to the full text of the Amended RSA which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Amended RSA have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Amended RSA is subject to approval by the Bankruptcy Court.

Amended and Restated Backstop Commitment Agreement

On February 21, 2023, as contemplated by the Amended RSA, the Company Parties entered into the  amended and restated backstop commitment agreement (the “Amended BCA”) with the Original Equity Commitment Parties and certain of the Consenting 2016 Lenders under the Amended RSA (together with the Original Equity Commitment Parties, the “Equity Commitment Parties”), pursuant to which each of the Equity Commitment Parties has agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the upsized $670 million Equity Rights Offering (the “Upsized Aggregate Rights Offering Amount”), subject to the Excess Liquidity Cutback (as defined below). Capitalized terms not otherwise defined in this “Amended and Restated Backstop Commitment Agreement” section of this Current Report on Form 8-K have the meanings given to them in the Amended Plan and/or the Backstop Commitment Agreement, which are attached hereto as Exhibits 99.1 and 10.2, respectively, and are incorporated herein by reference.

The Amended BCA provides that (i) each of the Equity Commitment Parties will, subject to the terms and conditions in the Amended BCA, purchase its agreed percentage (the “Backstop Commitment Percentage”) of the New Common Stock (as defined in the Amended Plan) representing the unsubscribed portion of the Subscription Amount, (ii) each of the Equity Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, purchase its agreed percentage of the New Common Stock representing the Direct Allocation Amount, and (iii) each of the Equity Commitment Parties will, subject to the terms and conditions in the Amended BCA, subscribe for, and at the closing purchase, the New Common Stock offered to such Equity Commitment Party in connection with the Equity Rights Offering. As consideration for entering into the Backstop Commitment Agreement, each Equity Commitment Party will receive, upon the closing of the Equity Rights Offering, its Backstop Commitment Percentage of a 12.5% equity commitment premium on the $670 million aggregate amount of the initial funding commitments, which amount shall be payable in the form of New Common Stock at a price per share calculated at a 30% discount to Plan Equity Value. If the Amended BCA is terminated, then under certain conditions set forth in the Amended BCA, the Equity Commitment Parties are entitled to receive an equity termination premium of $83.75 million in cash (representing 12.5% of the $670 million Revised Aggregate Rights Offering Amount).

The shares of New Common Stock that will be issued to the Equity Commitment Parties under the Amended BCA (other than the shares of New Common Stock issued in payment of commitment premiums and, for the avoidance of doubt, the shares of New Common Stock issued in respect of an Equity Commitment Party’s purchase of the New Common Stock offered to it in connection with the Equity Rights Offering) will be issued in a private placement exempt from registration under Section 5 of the Securities Act pursuant to Section 4(a)(2) and/or Regulation D thereunder and will constitute “restricted securities” for purposes of the Securities Act.

To the extent that, as of the Closing Date (as defined under the Amended BCA), the sum of (i) unrestricted cash and cash equivalents of the loan parties under the First Lien Exit Facilities and (ii) undrawn availability under the Exit ABL Facility (excluding the effect of any temporarily increased advance rates under the Exit ABL Facility that will not remain in effect through the maturity date of such facility), exceeds $285.0 million (such excess, “Excess Liquidity”), then such Excess Liquidity will be applied, on a dollar for dollar basis, first, to reduce the aggregate amount of the Equity Rights Offering on a dollar for dollar basis to not less than $650 million; second, in an amount of up to $12.0 million to pay the Debt Commitment Premium and Funding Discount (on a ratable basis) in cash; third, to further reduce the aggregate amount of the Equity Rights Offering on a dollar for dollar basis to not less than $625 million; fourth, to reduce the amount of the Incremental New Money Facility on a dollar for dollar basis to the extent that the aggregate amount of the First Lien Exit Facilities is no less than $1.275 billion; and fifth, 50% of any remaining Excess Liquidity to further reduce the amount of the Incremental New Money Facility and 50% of any remaining Excess Liquidity to further reduce the amount of the Equity Rights Offering (collectively, the “Excess Liquidity Cutback”).

Additionally, certain amendments were made under the Amended BCA with respect to the circumstances under which the Equity Commitment Parties would be entitled to receive the 12.5% termination premium.

The foregoing description of the Amended BCA is a summary only and is qualified in its entirety by reference to the full text of the Amended Plan and Amended BCA, which are attached hereto as Exhibits 99.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

DIP Plan Milestone Extension

In connection with the Chapter 11 Cases, Revlon, Products Corporation and certain of Revlon’s direct and indirect subsidiaries entered into (i) the Super-Priority Senior Secured Debtor-in-Possession Asset-Based Credit Agreement, dated June 30, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and MidCap Funding IV Trust, as Administrative Agent and Collateral Agent (the “DIP ABL Credit Agreement”) and (ii) the Super-Priority Senior Secured Debtor-in-Possession Credit Agreement, dated as of June 17, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent (the “DIP Term Loan Credit Agreement” and together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”).

On February 21, 2023, the Debtors amended (i) Section 6.20(g) of the DIP ABL Credit Agreement and (ii) Section 6.17(g) of the DIP Term Loan Credit Agreement to extend the required milestone date (such milestone date, the “DIP Confirmation Milestone Date”) for the entry of an Acceptable Confirmation Order (as defined in the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement) from April 1, 2023 to April 4, 2023.

On February 21, 2023, the Debtors amended (i) Section 6.20(h) of the DIP ABL Credit Agreement and (ii) Section 6.17(h) of the DIP Term Loan Credit Agreement to extend the required milestone date (such milestone date, the “DIP Emergence Milestone Date”) for occurrence of the Plan Effective Date (as defined in the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement) from April 15, 2023 to April 18, 2023.

Item 7.01	Regulation FD Disclosure.

First Amended Plan and Amended Disclosure Statement

As previously disclosed, on December 23, 2022, the Debtors filed the Original Plan and a related proposed form of Disclosure Statement (the “Original Disclosure Statement”) with the Bankruptcy Court. On February 21, 2023, the Debtors filed the Amended Plan and a related amended Disclosure Statement (the “Amended Disclosure Statement”). The Amended Plan is intended to implement the Restructuring contemplated by the Amended RSA. The Amended Plan and the related Amended Disclosure Statement describe, among other things, the Amended Plan; the Restructuring contemplated by the Amended RSA; the events leading to the Chapter 11 Cases; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the anticipated solicitation of votes to approve the Amended Plan from certain of the Debtors’ creditors and certain other aspects of the Restructuring. The Amended Plan and Amended Disclosure Statement, as well as other court filings and information about the Chapter 11 Cases, can be accessed free of charge at a website maintained by the Debtors’ claims, noticing, and solicitation agent, Kroll, at https://cases.ra.kroll.com/revlon/, or call (855) 631-5341 (toll-free in the U.S.) or +1 (646) 795-6968 (from outside the U.S.).

Although the Debtors intend to pursue the Restructuring in accordance with the terms set forth in the Amended Plan and the Amended RSA, there can be no assurance that the Amended Plan will be approved by the Bankruptcy Court or that the Debtors will be successful in consummating the Restructuring or any other similar transaction on the terms set forth in the Amended Plan, on different terms or at all. Bankruptcy law does not permit solicitation of acceptances of a proposed Chapter 11 plan of reorganization until the Bankruptcy Court approves a disclosure statement relating to the Amended Plan. Accordingly, neither the Debtors’ filing of the Amended Plan and Amended Disclosure Statement, nor this Current Report on Form 8-K, is a solicitation of votes to accept or reject the Amended Plan. Any such solicitation will be made pursuant to and in accordance with applicable law, including orders of the Bankruptcy Court. The Amended Disclosure Statement is being submitted to the Bankruptcy Court for approval but has not been approved by the Bankruptcy Court to date.

Information contained in the Amended Plan and the Amended Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Amended Plan or Amended Disclosure Statement, third-party actions, or otherwise, and should not be relied upon by any party. Such amendments and supplements will also be available for review and free of charge online at https://cases.ra.kroll.com/Revlon/. Such amendments and supplements may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Copies of the Amended Plan and the Proposed Disclosure Statement are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Amended Plan and Amended Disclosure Statement is a summary only and is qualified in its entirety by reference to the full text of the Amended Plan and the Amended Disclosure Statement.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the bankruptcy petitions, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the bankruptcy petitions, the effects of the bankruptcy petitions on the Company and on the interests of various constituents, Bankruptcy Court rulings on the bankruptcy petitions and the outcome of the bankruptcy petitions in general, the length of time the Company will operate under the bankruptcy petitions, risks associated with third-party motions in the bankruptcy petitions, the potential adverse effects of the bankruptcy petitions on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s Class A common stock as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
10.1	Amended and Restated Restructuring Support Agreement, dated February 21, 2023, by and among the Debtors and the Consenting Creditor Parties.

10.2	Amended and Restated Backstop Commitment Agreement, dated February 21, 2023, by and among the Company and the Equity Commitment Parties.

99.1	First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated February 21, 2023.

99.2	Disclosure Statement for First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February 21, 2023.

104	Exhibit 104 Cover page from this Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023

REVLON, INC.

	By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel